EXHIBIT 10(xi)(g)

The Stanley Works 1997 Long-Term Incentive Plan

Restricted Stock Award Certificate

Subject to the terms and conditions on the reverse of this Certificate,

Thierry Paternot has been awarded a maximum of 37,050 shares of Restricted Stock.

  Award Date: February 8, 2006

The Stanley Works

As a member of Stanley’s team, your skills and contributions are vital to our Company's and its Shareholders continued success.
This award of restricted stock units provides you with the opportunity to earn significant financial rewards for your efforts and contributions to making Stanley the most successful company it can be.
On behalf of the Board of Directors, Congratulations.

John F. Lundgren Chairman and CEO The Stanley Works

This certifies that The Stanley Works (the “Company”) has on the award date set forth on the front of this certificate (the "Award Date") granted to the Participant named on the front of this Certificate an award (the “Award”) of the maximum number of shares set forth on the front of this certificate (the “Shares”) of Company Common Stock, $2.50 par value per share (the “Common Stock”) as indicated on the front of this Certificate, subject to certain restrictions and on the terms and conditions contained in this Award and the 1997 Long Term Incentive Plan, as amended from time to time (the “Plan”). A copy of the Plan is available upon request. In the event of any conflict between the terms of the Plan and this Award, the terms of the Plan shall govern. Any capitalized term not defined herein shall have the meaning ascribed to it in the Plan.

1. Rights of the Participant with Respect to the Shares. With respect to the Shares, on and after the Award Date and until the date or dates on which the Shares (or a portion thereof) vest and the restrictions with respect to the Shares lapse in accordance with Section 2, Participant shall not have any of the rights of a shareholder of the Common Stock, including the right to vote the Shares and the right to receive dividends thereon. The rights of Participant with respect to the Shares shall remain forfeitable at all times prior to the date on which such rights become vested, and the restrictions with respect to the Shares lapse.

 2. Vesting; Number of Shares. In order to vest in any Shares, Participant must remain continuously employed by Stanley or an Affiliate until the later of (i) the second anniversary of the Award Date and (ii) the date on which distributions are made under the Company’s Long Term Performance Award Program for the 2006-2008 performance period (such later date the “Vesting Date”), the terms of which will be communicated to Participant in writing. The actual number of Shares Participant will receive, if any, is determined in accordance with the aforementioned program. As such, a portion of the Shares will be forfeited if maximum performance is not achieved in respect of the performance period. Once the number of Shares Participant is entitled to retain, if any, in respect of the 2006-2008 performance period has been determined (i.e., as soon as reasonably practicable following the end of the performance period) and after the Vesting Date, those Shares will be nonforfeitable and Participant will be entitled to all the rights attached to such Shares (e.g., dividends and voting rights), subject to any restrictions contained in this Award. Shares shall not vest upon a Change in Control.

3. Forfeiture Upon Termination of Employment.  If, prior to vesting of the Shares pursuant to Section 2, Participant ceases to be an employee of the Company or an Affiliate due to retirement, death or disability prior to the date the performance awards are distributed, Participant’s award will be pro-rated based on the number of days in the performance period that the participant was employed by the Company or an Affiliate. Participant’s pro rated performance award will be distributed at the same time as performance awards for active Participants are distributed, to the extent the applicable performance metrics have been achieved. If, prior to vesting of the Shares pursuant to Section 2, Participant ceases to be an employee of the Company or an Affiliate for any other reason, then Participant’s rights to the Shares shall be immediately and irrevocably forfeited.

4. Restriction on Transfer. Until Shares vest pursuant to Section 2 and for two years thereafter, such Shares may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of or encumbered, and no attempt to transfer unvested Shares, whether voluntary or involuntary, by operation of law or otherwise, shall vest the transferee with any interest or right in or with respect to the unvested Shares. Notwithstanding the foregoing, Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of Participant and receive any property distributable with respect to vested Shares upon the death of Participant. Provided the Participant, at such time, holds a number of shares of Company Common Stock equal in value to 2X Participant’s Base Salary (“Minimum Ownership Guidelines”), all Shares issued with respect to this Award shall be fully registered and freely transferable two years after the vesting date of such Shares. To the extent Participant does not meet the Minimum Ownership Guidelines, all or a portion of Shares shall continue to be restricted to the extent necessary for Participant to meet the Minimum Ownership Guidelines at the time of distribution. If, through the acquisition of additional shares or otherwise, the total market value of shares owned by Participant (restricted and unrestricted) exceeds the Minimum Ownership Guidelines, the restrictions on the sale and transfer of that number of Shares in excess of the number required to meet the Minimum Ownership Guidelines shall lapse. All restrictions associated with the Minimum Ownership Guidelines shall lapse if Participant ceases to be an employee of Company or an Affiliate. Participant shall be subject to the Company's insider trading rules with respect to the Shares, including those aimed at achieving compliance with applicable laws outside of the United States, including Article L. 225-197-1° and 2° of the French Commercial Code.

5. Issuance of Shares.
(a) Effective as of the Award Date, the Company shall cause the Shares to be issued in book-entry form, registered in Participant’s name. The Shares shall be subject to an appropriate stop-transfer order.

(b) After any of the Shares vest pursuant to Section 2 and following the lapse of all restrictions pursuant to Section 4 and the payment of the applicable withholding taxes pursuant to Section 6, the Company promptly shall cause the stop-transfer order to be removed with respect to such vested Shares.

6. Income Tax Matters.

(a) In order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal or state payroll, withholding, income or other taxes, which are the sole and absolute responsibility of Participant, are withheld or collected from Participant.

(b) In accordance with the terms of the Plan, and such rules as may be adopted by the Committee under the Plan, Participant may elect to satisfy Participant’s federal and state income tax withholding obligations arising from the receipt of, or the lapse of restrictions relating to, the Shares, by (i) delivering cash, check (bank check, certified check or personal check) or money order payable to the Company, (ii) having the Company withhold a portion of the Shares otherwise to be delivered having a Fair Market Value equal to the amount of such taxes, or (iii) delivering to the Company shares of Common Stock already owned by Participant having a Fair Market Value equal to the minimum statutorily required amount of such taxes. Any shares already owned by Participant referred to in the preceding sentence must have been owned by Participant for no less than six months prior to the date delivered to the Company if such shares were acquired upon the exercise of an option or upon the vesting of restricted stock units or other restricted stock. The Company will not deliver any fractional Share but will pay, in lieu thereof, the Fair Market Value of such fractional Share. Participant’s election must be made on or before the date that the amount of tax to be withheld is determined.

(c) Participant undertakes to meet any and all obligations necessary to be entitled, and allow the Company and any of its Affiliates to be entitled, to the benefit of the favorable tax and social security treatment provided by Articles 80 quaterdecies and 200A. 6 bis of the French Tax Code and the second paragraph of Article L. 242-1 of the French Social Security Code, as amended from time to time, or any successor provisions thereto (e.g., holding periods, filing requirements).

7. No right to employment. This Award does not confer on Participant any right with respect to the continuation of employment with the Company or any Affiliate, nor will it interfere in any way with the right of the Company or any Affiliate to terminate the Grantee’s employment at any time.

8. Miscellaneous. All decisions or interpretations of the Committee with respect to any question arising under this Plan or this Award shall be binding, conclusive and final. The waiver by Stanley of any provision of this Award shall not operate as or be construed to be a subsequent waiver of the same provision or of any other provision of the Award. The validity and construction of the Award shall be governed by the laws of the State of Connecticut. Participant agrees to execute such other agreements, documents or assignments as may be necessary or desirable to effect the purposes of this Award.

9. Binding Effect. The grant of this Award shall be binding and effective only if this Certificate is executed by or on behalf of Stanley.

10. Capitalized Terms. All capitalized terms used in this certificate which are not defined herein or on the front of this certificate shall have the meanings given them in the Plan unless the context clearly requires otherwise.